UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2011 (July 22, 2011)

CST Holding Corp.
(Exact name of registrant as specified in Charter)

Colorado	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3435 Ocean Park Blvd., Suite 107-282
Santa Monica, CA 90405
(Address of Principal Executive Offices)

(310) 807-1765
(Registrant’s telephone number, including area code)

7060 B. South Tucson Way
Centennial, Colorado 80112
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by us from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon management’s beliefs of, and information currently available to management, as well as estimates and assumptions made by management. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the us or management identify forward-looking statements.  Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that we may acquire.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with our pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to CST Holding Corp, a Colorado corporation.

Item 1.01	Entry into a Material Definitive Agreement

Merger with WebXU, Inc.

On July 27, 2011, we completed a reverse triangular merger in which we acquired WebXU, Inc. (“Webxu”), a company that acquires and integrates consumer-oriented businesses in the online customer acquisition and e-commerce field.  The merger was conducted pursuant to an Agreement and Plan of Merger (“Merger Agreement”) dated July 22, 2011 by and among the Company, CST Acquisition Corp., a Colorado corporation (“MergerSub”), and Webxu.  MergerSub, our wholly owned subsidiary, merged into Webxu, with Webxu as the surviving corporation.  As a result of this merger, Webxu became our wholly owned subsidiary.  Hereinafter, this merger transaction is described as the “Merger.”

In the Merger, we agreed to issue 15,914,531 shares of our common stock to the stockholders of Webxu immediately prior to the closing (“Webxu Owners”) on a one-for-one basis, whereby each share of Webxu was converted into the right to receive one(1) share of our common stock.   In addition, each outstanding warrant and option to purchase shares of Webxu was exchanged with and converted into an option or warrant, respectively, to purchase the same number of shares of our common stock.  We assumed the option plans of Webxu, under which we are authorized to issue up to 10 million shares of common stock, of which options for the purchase of 6,399,307 shares are outstanding.

In connection with the Merger, Steven Tedesco and Christine Tedesco, owners of 8,200,000 shares of our common stock representing approximately 82.5% of the total number outstanding prior to the Merger, agreed to cancel an aggregate of 7,115,859 shares of their common stock.  Taking into effect this share cancellation, and prior to the issuance of the Merger shares to the Webxu Owners, there were 2,580,141 shares of our common stock outstanding.  After issuance of the Merger shares to the Webxu Owners, there were a total of 18,292,672 shares of our common stock issued and outstanding taking into effect the share cancellation.  Immediately following the closing of the Merger, our former shareholders held approximately 14% of our total outstanding shares, and the Webxu Owners held the other 86%.

The Merger was effected by the filing of a Statement of Merger with the Secretary of State of the State of Colorado, and the filing of a Certificate of Merger with the Delaware Secretary of State, on July 27, 2011.

As a result of the Merger, we acquired the business and operations of Webxu, and Webxu’s wholly owned subsidiary, Bonus Interactive, Inc., a Delaware corporation (together with Webxu, the “Webxu Group”).

Also in connection with the Merger, all of our pre-Merger directors and officers resigned effective at closing except for Christine Tedesco, who agreed to resign as a director upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 14(f)-1.   In addition, at the closing date Matt Hill, Michael Warsinske, and John Ellis were each appointed to our board of directors.  We agreed to provide Christine Tedesco with indemnification rights under an Indemnification Agreement dated July 22, 2011 for the period in which she is expected to remain on the board of directors as described above.

The foregoing description of the Merger Agreement is qualified in its entirety by the contents of such Merger Agreement, which is attached as Exhibit 2.1 to this Form 8-K.

Spinout of CST Oil & Gas Corporation

In connection with the Merger and as a part of the transaction, we agreed to spin out and transfer CST Oil & Gas Corporation to Steven Tedesco and Christine Tedesco (jointly, the “Acquirer”), in consideration for the Acquirer’s agreement to assume all liabilities associated with CST Oil & Gas Corporation, and the Acquirer’s agreement to cancel the majority of their shares pursuant to the Merger Agreement.  Our board of directors unanimously approved this spin-out, including our non-interested director, Michael Thomsen, who reviewed all relevant facts and circumstances of the transaction and deemed it to be fair.   In addition, the spinout transaction was approved by written consent of holders of a majority of our shares.

The spinout is expected to occur promptly after we fulfill our obligations under the SEC rules relating to notification of shareholders for actions taken by written consent, which we currently anticipate to be in September 2011.

In connection with the spinout, we entered into an Acquisition Agreement dated July 22, 2011 with the Acquirer (“Acquisition Agreement”).   Under the Acquisition Agreement, the Acquirer agreed to indemnify us for liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses including attorneys’ fees incident to any of the foregoing, resulting from or arising out of (i) any claims, breach, liabilities, or non-fulfillment of any agreement with respect to CST Oil & Gas Corporation and its rights, including  but not limited to any actions and business activities of CST Oil & Gas Corporation prior and up to the closing date of the spinout.

Secured Note and Security Agreement

Also in connection with the Merger, Webxu agreed to pay $25,000 to David Wagner & Associates, P.C. for legal services, $60,000 to Christine Tedesco as reimbursement for past expenses, and $65,000 to Endeavor Capital Group, LLC for consulting fees.  As agreed by the parties, Webxu issued secured promissory notes in the principal amounts of (i) $55,000 to Christine Tedesco and (ii) $95,000 to Endeavor Capital Group, LLC, which notes are due within 90 days following the closing of the Merger.   These notes are secured by all of the assets of Bonus Interactive, Inc., a wholly-owned subsidiary of Webxu, the surviving corporation in the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 27, 2011, we acquired a holding company that acquires and integrates consumer-oriented business in the customer acquisition and e-commerce industries by conducting the Merger described in Item 1.01.  Reference is made to Item 1.01, which is incorporated herein and which summarizes the terms of the Merger under the Merger Agreement.

From and after the closing of the Merger, our primary operations consist of the business and operations of Webxu.

BUSINESS

Overview

WebXU, Inc., or “Webxu,” was formed in Delaware in July 2010 and is headquartered in Los Angeles, California.  In this report, the terms "we" or "us" refer to CST Holding Corp., Webxu, and the related subsidiary post-Merger.  We are a holding company that acquires and integrates consumer-oriented businesses in the customer acquisition and e-commerce categories with a focus on operational improvement and augmenting of management resources.

Bonus Interactive Inc. (“Bonus Interactive”) was Webxu’s wholly owned subsidiary, and it was formed in Delaware in January 2011.  Bonus Interactive is a media company specializing in customer acquisition and retention programs in both the online and offline arenas.

Business Development

Pursuant to a Bill of Sale, Assignment and Assumption Agreement, executed on May 2, 2011, Webxu purchased the assets and technology platform (that now serves as the hub for future acquisitions) from the Kirkcaldy Group in exchange for 50,000 shares of Webxu’s common stock.  The agreement provides that if Webxu did not go public or engage in a sale of its business resulting in a liquidity event each valued at least $25 million within 2 years of the agreement, Kirkcaldy Group would have had the right to repurchase the assets and technology platform by returning the 50,000 shares of Webxu common stock to Webxu.

Principal Services and Our Markets

We are a media company engaged in developing high value branded websites to service consumers for products and services.  We intend to acquire businesses in this segment of the market where the company finds synergies with its core platform and business.  The market for Lead Generation Services, ecommerce, and providing relevant information to consumers via branded websites and communities is growing as companies looking to advertise online find more accurate results through these channels with their advertising dollars.  Widely recognized companies providing similar services to consumers and advertisers like Quinstreet and Internet Brands have shown that the market is still in early stages of what will be explosive growth in online advertising.

Customer acquisition, also known as lead generation, has been a relatively predictable source of profit for online advertising businesses since the beginning of the industry.  However, as Internet marketing has become more prevalent with even the largest companies, there is a renewed importance to the effective online acquisition of customers.  The widespread growth of this segment of the $50 billion online advertising industry has created an entire category of competitors that lend themselves to consolidation, aggregating to a potentially substantial share of the market.

Since the early 1990’s, development of internet technology and growth of broadband access has spurred an Internet economy and new tools to directly reach the U.S. consumer.  These include lowering the cost of marketing to consumers and raising the frequency.  Today, we are witness to continuous round-the-clock consumer marketing via computers and mobile devices.

In 2008, U.S. Internet advertising comprised only 9% of all ad spending, with the remaining 91% in traditional media such as television, radio, and print publications.  According to Marketingcharts.com, by 2013, Internet advertising is projected to represent 22% of total U.S. ad spending.  Having demonstrated dramatic growth in share during that time, Marketingcharts.com also expects that the industry will continue its aggressive expansion going forward for several years.

The market is currently highly fragmented, due in part to the low barriers to entry and minimal requirements of capital and technology.  Thousands of boutique-sized firms focus on one or more segments of online advertising.  Industry growth, along with innovation in technology, fuels ongoing expansion in the revenue of smaller firms.

Many successful smaller firms are interested in consolidation with other successful firms that have complementary skills and clients.  Execution of our buildup strategy will rely on bringing together firms with solid management that can mutually benefit from offering a wider set of services to win and retain larger and more profitable clients.

Boutique-sized Internet marketing firms with less than 50 employees typically provide localized services to customers tailored to specific needs.  However, these smaller firms are looking for growth opportunities, and are often vertically deeper in their respective industries than their localized businesses can support.  We will source, target, and acquire firms that have high profile and long-standing business relationships, and are run by solid management teams with proven track records.  There currently exists many such firms in the E-Commerce, Finance, Healthcare, Insurance, and Consumer Services verticals, hence our focus on these industries.

 Having doubled from 2007 levels to $50 billion in revenue, and with 24% annual growth, the online advertising market’s rapid growth is a key tailwind for success in a buildup strategy.  Lead Generation revenue monetizes Internet traffic and is an essential component of today’s online merchants and service vendors.  Our consolidation presents a unique growth and value creation opportunity for best-of-breed specialist firms to expand to a wider audience and customer base.

Sales and Marketing Strategy

Our corporate team of experienced operators has relevant and extensive expertise in executive management, marketing, sales and operational logistics.  They are well-versed in the market segments in which acquired companies compete.  Our corporate sales and marketing strategy is to guide, support, cross-sell, and grow these businesses.  This will be accomplished by enhancing the existing product strengths, the client relationships, and the solid branding that already exist.  Management plans to execute this strategy as follows:

● Guiding Strategy:  All of our targets offer the highest-quality product and services in their respective markets. From the onset of the initial acquisition discussion through the due diligence process, our management will evaluate each product offering in their field, research the market and competitive products, prepare forecasts for the trends, and work with each target to guide the product placement and its attributes.  Each target will bring long-standing client relationships and brands.  We will begin integration with target clients immediately after completion of the acquisition process, and build a parallel relationship with end clients in order to ensure each client relationship reaches its full commercial potential.  Management will work with each operating business to identify the key success factors in servicing and growing its brands.

● Support Strategy: Our operating businesses will provide their own internal quality control, customer service, and marketing functions.  Our corporate management will then ensure products maintain their market share and profitability.  For selling and marketing support, we will provide key upfront promotion and branding assistance in the form of website marketing, financial, logistic, and personnel support at selling functions, at trade shows, and at all promotional events.  As support for client relationships, we will provide presence and assistance with business development, joint ventures, selling appointments, customer acquisition, and lead generation opportunities.

● Cross-Sell Strategy:  Management seeks out acquisition targets to bring to Webxu the highest quality visitor traffic, seasoned and skilled management teams, highly branded web properties and brands, Fortune 500 relationships, and complementary product offerings.  A key component to value creation will be the cross-selling of products and services.  The primary strategy for selling and marketing will include providing each division with all relevant traffic data from the other divisions.  Rather than having each division exclusively acquire its own unique visitors, it will be able to benefit from the lower costs of sharing access to desirable traffic, creating an immediate financial benefit.  We will also look to replace external lead buyers with internal buyers, when possible, so as to similarly lower customer acquisition expenses.  Each division will benefit from existing client and management relationships to enhance and draw from for expansion and diversification.  Our clients will be comprehensively offered all divisional products and services.  Divisional managers will also immediately benefit from the expertise and relationships of fellow managers at other divisions in the Webxu family of companies. As mentioned above, all of these synergies will drive the cross-selling of our capabilities.

● Growth Strategy:  All of our divisions will benefit from corporate investment and oversight.  Executive management will evaluate all product offerings, all management skill sets, and all client relationships and create, provide, and execute growth plans to each target.  The plans will include implementation of cross-selling strategies, group product offerings and group branding, and additions of ancillary service offerings.  Operationally, all targets are acquired with incentive based terms that motivate target management to grow their operations.  Corporate infrastructure will also be lower because it is shared amongst the operating divisions.

Competition

We are highly focused on providing relevant content regarding products and services on well-recognized and branded domain properties.  We develop these properties and are seeking to make acquisitions of profitable firms that have also developed similar online properties to create a network by channel or vertical integration that represents significant synergy to consumer needs.  We have significant management and operational expertise in identifying these acquisition opportunities and further enhancing profit margins and revenue performance.  In a fragmented industry, our management is positioned to capitalize on these growth opportunities.

Our main competitors are the following companies:

•	Internet Brands: Owns, operates, and develops branded websites. Operates primarily in the automotive, careers, home, money and business, shopping, travel, and leisure verticals.
•
QuinStreet: Operates in two segments – (1) Direct Marketing Services (DMS) and (2) Direct Selling Services (DSS).  The DMS segment derives substantially all of its revenue from fees that are earned through the delivery of qualified leads or paid clicks.

•	ValueClick: Provides online advertising campaigns and programs for advertisers and advertising agency customers in the U.S. and internationally.
•	Interclick: Runs interClick, an online display advertising network with a proprietary data-enrichment technology platform.
•
Interactive Corp: IAC/InterActiveCorp engages in the Internet business in the U.S. and internationally.  The company operates in four segments – (1) Search, (2) Match, (3) ServiceMagic, and (4) Media and Other.

Employees

We have 2 employees, both of whom are full-time.  Bonus Interactive has 13 employees, all of whom are full-time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Webxu Group for the period of inception (July 16, 2010) through December 31, 2010 and for the three months ended March 31, 2011 should be read in conjunction with the financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K.  Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Forward-Looking Statements and Business sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a media company that acquires and integrates consumer-oriented businesses in the customer acquisition and e-commerce categories with a focus on operational improvement and augmenting of management resources.  Our financial statements give effect to the financial position and results of operations of Webxu, Inc., a Delaware corporation (“Webxu”), and Bonus Interactive Inc., a Delaware corporation (“Bonus Interactive”), both of which are deemed to have common ownership and control.

On July 27, 2011, we merged with Webxu.  As a result of the Merger, we acquired the business and operations of the Webxu Group.  See Item 1.01 of this Form 8-K for additional details regarding the Merger.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods.  On an ongoing basis, we evaluate our estimates and assumptions.  We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 3 to our financial statements attached hereto as Exhibit 99.1 and Exhibit 99.2, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this discussion and analysis:

Revenue Recognition: All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Stock Based Compensation:  The Company accounts for stock based compensation in accordance with FASB Topic 718, “Share Based Payment.”

Liquidity

As shown in the accompanying consolidated financial statements, we incurred a loss of $120,048 for the period of inception (July 16, 2010) through December 31, 2010.  Our current liabilities exceeded current assets by $105,459 at December 31, 2010, and we incurred negative cash flow from operating activities for the period of inception through December 31, 2010 of $500.  Our limited liquidity, combined with our inability to meet our obligations from current operations, and the need to raise additional capital to accomplish our objectives, create considerable doubt about our ability to continue as a going concern.

Capital Resources

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months.  Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, our ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue.  There are no assurances that we will receive the necessary funding or generate revenue necessary to fund operations.

In May 2011, we obtained financing in the amount of $750,000 by issuing 12% interest secured notes due in one year and 750,000 three year warrants with a $1.00 exercise price to seven investors.  We believe we have sufficient cash on hand to maintain operations until December 2011 although we continue to seek additional funding in support of our acquisition strategy.

Results of Operations

Operating Expenses

Selling, general and administrative expenses (SG&A) for the period of inception through December 31, 2010 and the three month period ended March 31, 2011 was $83,954 and $149,454, respectively.  SG&A expenses are expected to increase during the fiscal year ending December 31, 2011 as we increase operations and advertising and hire additional employees.  Professional fees for the period of inception through December 31, 2010 and the three month period ended March 31, 2011 was $30,195 and $34,070, respectively.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk, or credit support to us or engages in leasing, hedging, or research and development services with us.

PROPERTIES

Offices and Facilities

Our principal executive offices are located at 3435 Ocean Park Blvd., Suite 107-282, Santa Monica, CA. Bonus Interactive, Inc.'s offices are located at 11999 San Vicente, Los Angeles, California.  This office is 3,894 square feet, and the lease on this property expires on March 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 27, 2011, for each of the following persons, after giving effect to the Merger:

•	Each of our directors and named executive officers in the “Executive Compensation” section of this report;

•	all directors and named executive officers as a group; and

•	each person who is known by us to own beneficially 5% or more of our common stock after the Merger.

Beneficial ownership is determined in accordance with the rules of the SEC.  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  The percentage of class beneficially owned set forth below is based on 18,494,672 shares of common stock outstanding on July 27, 2011 after giving effect to the Merger and taking into effect the cancellation of 7,115,859 shares pursuant to the Merger Agreement.

Name and Address or Position	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Shares of Common Stock Beneficially Owned (2)
Matt Hill Chairman of the Board, President, and Chief Executive Officer	8,000,000	(3)	43.3%

Jeffrey Aaronson Chief Financial Officer and Secretary	250,000	(4)	1.4%

Michael Warsinske Director	266,664	(5)	1.4%

John Ellis Director	0		*

5% Shareholders:

Sunlight Ventures, LLC 3435 Ocean Park Blvd., Suite 107-282, Santa Monica, CA 90405	8,000,000	(6)	43.3%

Kirkcaldy Group LLC 1017 El Camino Real, #218, Redwood City, CA 94063	1,350,000	(7)	7.3%

RTW Holdings, LLC 3400 Airport Ave., Building D, Santa Monica, CA 90405	1,500,000	(8)	8.1%

All Executive Officers and Directors as a Group (4 persons)	8,516,664		46.0%

* Less than 1%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)
Prior to the Merger, we had 9,696,000 shares of common stock issued and outstanding.  In connection with the Merger, 7,115,859 shares of our common stock will be cancelled pursuant to the Merger Agreement, and we agreed to issue 15,914,531 restricted shares of common stock to the stockholders of Webxu immediately prior to the closing of the Merger in exchange for 100% ownership of Webxu.

(3)
All of these shares are owned of record by Sunlight Ventures, LLC.  Mr. Hill, as the sole owner and managing member of Sunlight Ventures, LLC, may be deemed to be the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

(4)	All of these shares are pledged as security under a Pledge Agreement described under “Changes in Control” below.

(5)	10,000 of these shares are issuable upon exercise of warrants.
(6)
All of these shares are pledged as security under a Pledge Agreement described under “Changes in Control” below.  The individual person with sole voting and investment control over these securities is Matt Hill, the stockholder’s sole owner and managing member.

(7)	The individual person with sole voting and investment control over these securities is Somephone Soukhaseum, the stockholder’s sole owner.

(8)
All of these shares are pledged as security under a Pledge Agreement described under “Changes in Control” below.  The individual person with sole voting and investment control over these securities is Rhett McNulty, the stockholder’s sole owner.

Changes in Control

On May 24, 2011, 10,000,000 shares of Webxu’s common stock were pledged as security under a Pledge Agreement in connection with a $750,000 loan to Webxu.  8,000,000 of the pledged shares were held by Sunlight Ventures, LLC, which shares are indirectly beneficially owned by Matt Hill, our Chairman of the Board, President, and CEO.  250,000 of the pledged shares were held by Jeffrey Aaronson, our CFO and Secretary.  1,500,000 of the pledged shares were held by RTW Holdings, LLC, a beneficial holder of more than 5% of our common stock after the Merger.  The pledged shares were converted into Company common stock in the Merger and remain pledged as security under the Pledge Agreement.  The pledged shares constitute 54.1% of the Company’s voting stock, and operation of the pledge may result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Directors and Officers

In connection with the exchange transaction, the Company’s Board of Directors appointed Matt Hill as a member of the Board effective at the closing.  In addition, upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act and Rule 14(f)-1 (“Rule 14f-1”), the appointments of Michael Warsinske and John Ellis as new members of the Board will also become effective.  Furthermore, concurrent with the closing of the exchange transaction, Christine Tedesco resigned as the Company’s President, CEO, CFO, and Treasurer, and Michael Thomsen resigned as the Executive VP and Secretary and as a member of the Board.  Mrs. Tedesco will resign as a director immediately upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our shareholders as required under Rule 14f-1.

Descriptions of our newly appointed directors and officers can be found below.

Current Management

The following table sets forth the names and ages of our directors, executive officers, and key employees:

Name	Age	Position
Matt Hill	37	Chairman of the Board, President, and Chief Executive Officer
Jeffrey Aaronson	54	Chief Financial Officer and Secretary
Michael Warsinske	49	Director (effective upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act and Rule 14f-1)
John Ellis	42	Director (effective upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act and Rule 14f-1)

Matt Hill - Chairman of the Board, President, and Chief Executive Officer

Mr. Hill is the founder of Webxu and has been at the forefront of Internet marketing since the late 1990’s.  During the 1990’s, Mr. Hill was one of the original founding investors and employees of Shopping.com, which sold in 1999 to Compaq for $220 Million.  Mr. Hill worked with Prime Ventures and its portfolio of companies, including serving as Chairman of SuperNation, LLC, overseeing its acquisition in 2003 by Intermix Media, formerly EUNIVERSE (AMEX: MIX).  In 2005, Mr. Hill founded the e-commerce entity Shopit.com, which he sold in 2009 to Atrinsic, Inc.  Mr. Hill sold his most recent Internet brand services venture, Adjuice, Inc., to Beyond Commerce, Inc. in 2010.  He was the President of Adjuice, Inc. from November 2009 to May 2010.  Mr. Hill has invested in Reunion.com, Realty Tracker (sold to Guthy-Renker in 2007), Demand Media (NYSE: DMD), Weblo.com, Vator.tv, Dolphin Search, Consumer Direct, Hollywood RX, and F3 Family Entertainment.  Mr. Hill holds a BA from Boston College.

Jeffrey Aaronson - Chief Financial Officer and Secretary

Mr. Aaronson was the CFO and Secretary of Webxu since November 2010.  Concurrent to his positions with the Company, he serves as the Director of Accounting at Kaching Kaching, an e-commerce publicly traded OTCBB company, a position he has held since May 2010.  From October 2008 to March 2010, he was Controller of Davidoff of Geneva, Inc., an importer and retail outlet for premium cigars.  From July 2007 to October 2008, he was the General Manager and Controller for Crowne Closets and Cabinets.  From November 2003 through July 2007, he was the President and CFO of Diasys Corp, a public company listed on AMEX, on whose Board of Directors he served from 2003 to 2007.  From 1995 through 2003, he was the VP of Finance and Operations for Ergo Systems Inc., a manufacturer of ergonomic computer accessories where he oversaw all finance, manufacturing, and customer support.  Prior to his twenty six years of experience in the private sector, Mr. Aaronson spent six years as a senior auditor for public accounting firms in New York City.  Mr. Aaronson holds a BBA in accounting from Adelphi University.

Michael Warsinske - Director

Mr. Warsinske was a director of Webxu since January 2011 and is now a director of the Company.  He is an online media sales executive, and, since January 2007, Mr. Warsinske has been CEO of OverAd Media, a digital media sales firm.  He is also founder and CEO of Cybereps, an early online advertising sales company which launched advertising sales for IMDB.com, Advertising.com, Andover.net, Reuters.com and eMarketer.com.  Cybereps grew to 100 employees in 7 offices and was sold to Interep (Nasdaq: IREP) in 2001.  Mr. Warsinske also co-founded Wordcents, an early contextual advertising network sold to YBrant Digital.  He served as a member of the Board of Directors of Beyond Commerce, Inc., a public company, from September 2008 to July 2010.  Mr. Warsinske is a graduate of the University of Oregon, School of Journalism.

John Ellis - Director

Mr. Ellis was a director of Webxu since July 2011 and is now a director of the Company.  Mr. Ellis has been instrumental in building and managing online businesses at leading public companies including ValueClick, Yahoo, EarthLink, and Kinko's.  He is the Chief Executive Officer of PurePhoto since April 2009.  From December 2007 to December 2008, he was the Chief Operating Officer and Chief Marketing Officer of NextMedium.  From September 2005 to August 2007, he was Vice President of of Global Product Management for ValueClick, joining this company through its acquisition of Fastclick where he was previously the VP of Marketing and Products.

Board of Directors

Our board of directors is composed of three members.  The members of our Board serve until their successors are duly elected and qualified.  Our bylaws provide that the authorized number of directors will be not less than three (3) and not more than seven (7).

Board Committees; Director Independence

Our Board has not established an audit committee, compensation committee, or nominating committee.  The functions ordinarily handled by these committees are currently handled by our entire Board.  Our Board intends to review our governance structure and institute Board committees as necessary and advisable in the future to facilitate the management of our business.

Michael Warsinske and John Ellis are independent in accordance with the definitions and criteria applicable under NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Director Compensation

Our independent directors, Michael Warsinske and John Ellis, receive $500 per Board meeting and 25,000 shares of common stock for every one year of service on the Board.  We do not pay compensation to any other members of our Board of Directors for their service on the Board.

Executive Compensation

None of our predecessor’s officers, including the principal executive officers and principal financial officers, were awarded, paid, or earned any plan or non-plan compensation.

The following summary compensation table reflects all compensation for the fiscal years ended December 31, 2010 and December 31, 2009 received by Webxu’s (i) principal executive officer, (ii) principal financial officer, (iii) the three most highly compensated executive officers other than the Principal Executive Officer and Principal Financial and Accounting Officer who were serving as executive officers at December 31, 2010, whose total compensation exceeded $100,000 during such fiscal year end, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at December 31, 2010, whose total compensation exceeded $100,000 during such fiscal year end.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Non-qualified Deferred Compensation Earnings ($)		All Other Comp- ensation ($)		Total ($)
Matt Hill,	2010		$28,125	$	─	$	─		$3,000	$	─	$	─	$	─		$31,125
CEO	2009	$	─	$	─	$	─	$	─	$	─	$	─	$	─	$	─

Jeffrey Aaronson,	2010		$21,250	$	─	$	─		$250	$	─	$	─	$	─		$21,500
CFO	2009	$	─	$	─	$	─	$	─	$	─	$	─	$	─	$	─

Outstanding Equity Awards at December 31, 2010

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)
Matt Hill	3,000,000	(1)	─	─	$0.10	11/15/2020	─	─	─	─

Jeffrey Aaronson	250,000	(2)	─	─	$0.10	11/15/2020	─	─	─	─

(1)	50% of these options vest on the one-year anniversary of the grant, with the remainder vesting 1/12 each month following the one-year anniversary.
(2)	33% of these options vest on the one-year anniversary of the grant, with the remainder vesting 1/24 each month following the one-year anniversary.

Employment Agreements

The following are summaries of Webxu’s employment agreements with the Company’s incoming executive officers.  We currently have no employment agreements with any of our executive officers, but we plan to assume the agreements described below.

Matt Hill, our CEO, President, and Chairman of the Board, has a four year employment agreement with Webxu that commenced on November 15, 2010 and expires on November 15, 2014.  Mr. Hill receives an annual base salary of $225,000.  He received a one-time upfront grant of options to purchase up to 3,000,000 shares of common stock, vesting over 24 months.  Mr. Hill will receive additional grants subject to the direction of the Board of Directors and bonuses based on EBITDA contribution.  If Mr. Hill is terminated without cause or for good reason or due to death or disability, Webxu will pay Mr. Hill a severance payment of one-year’s salary and his target bonus, provided that Webxu is EBITDA positive for the preceding 12 months from the termination date.  In the event of such a termination, his 3,000,000 initial option grant will be fully vested.

Jeffrey Aaronson, our CFO and Secretary, has been employed on an at-will basis by Webxu since November 15, 2010.  Mr. Aaronson receives an annual base salary of $170,000.  He received a one-time upfront grant of options to purchase up to 250,000 shares of common stock, vesting over 36 months.  Mr. Aaronson will receive additional grants subject to the direction of the Board of Directors.  If Webxu terminates Mr. Aaronson’s employment for any reason, he will receive a three month severance payment.  If his employment is terminated due to death or disability, he will receive a six month severance payment.  In the event of termination of the employment for any other reason, Mr. Aaronson will receive a three month severance payment.

Potential Payments upon Termination or Change-in-Control

Except as described above under “Employment Agreements,” we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement, or a constructive termination of a named executive officer, or a change in control of the registrant or a change in the named executive officer’s responsibilities, with respect to each named executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Merger Agreement

On July 27, 2011, we acquired Webxu by executing a Merger pursuant to a Merger Agreement by and among the Company, MergerSub, and Webxu.

Under the Merger Agreement, we acquired Webxu and agreed to issue 15,914,531 shares of our common stock to the Webxu Owners.  Immediately prior to the exchange transaction, we had 9,696,000 shares of common stock outstanding. As part of the transaction, we will cancel 7,115,859 shares of our common stock pursuant to the Merger Agreement.  Immediately after the issuance of the shares to the Webxu Owners, we had 18,494,672 shares of common stock issued and outstanding taking into effect the share cancellation.  As a result of this exchange transaction, the Webxu Owners, including our CEO and CFO, became our controlling shareholders.  In connection with this, we acquired the business and operations of the Webxu Group, which became our principal business.

Related Party Transactions of Webxu Group

Set forth below are the related party transactions since January 1, 2010 between Webxu’s stockholders, officers, and/or directors, and Webxu.

In June 2011, Michael Warsinske participated in a debt financing.  Mr. Warsinske was a director of Webxu and is our director.  In this financing, Webxu issued to Mr. Warsinske a 12% interest secured note with a  principal of $10,000, maturing after one year, and a three-year warrant for the purchase of up to 10,000 shares of common stock at $1.00 per share in exchange for $10,000 from Mr. Warsinske.

Related Party Transactions of CST Holding, Corp.

Set forth below are the Company’s related party transactions since January 1, 2010.

Through the Merger closing date, we occupied approximately 450 square feet of office space that we rented from Christine Tedesco, our former President and majority shareholder, on a month-to-month basis without charge.

                 In 2010, we had sales to related parties of $1,249,989.  All of these sales were to companies controlled by our former majority shareholders, Christine and Steven Tedesco.  We paid these companies approximately $107,000 for cost of sales during our 2010 fiscal year and approximately $337,400 for cost of sales in 2011 through the Merger closing date.

Until the Merger, our operating equipment was stored in Kansas on property owned by our former majority shareholders, Christine and Steven Tedesco.

Director Independence

For a description of director independence, see “Board Committees; Director Independence” under the section entitled “Directors and Executive Officers” above.

LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings, nor have we been involved in any such proceedings that have had or may have a significant effect on us.  We are not aware of any other material legal proceedings pending or threatened against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

In April 2010, our shares of common stock commenced quotation on the Over-The-Counter Bulletin Board (the “OTCBB”) under the symbol “CSTV.”  As reported on the OTCBB, there are no reported high and low bid quotations for our common stock for the quarters since April 2010 through June 30, 2011.

Holders

As of July 27, 2011, immediately following the Merger, we had approximately 106 shareholders of record of our common stock.  Our transfer agent is Corporate Stock Transfer, Inc., located in Denver, Colorado, and their telephone number is (303) 282-4800.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition, and other relevant factors that our board of directors may deem relevant.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our Certificate of Incorporation and our bylaws, all as in effect upon the closing of the Merger.  This description is only a summary.  You should also refer to our Certificate of Incorporation and bylaws that have been incorporated by reference or filed with the SEC as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors.  Generally, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders.  Our charter does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such dividends as may be declared from time to time by our Board from funds available therefore.

In the event of any liquidation, all holders of our common stock will be entitled to share equally in any balance of our assets available for distribution to them after satisfaction of creditors and the holder of any senior securities.

Holders of our common stock have no pre-emptive rights and no conversion rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorneys’ fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 3.02	Unregistered Sales of Equity Securities

On July 27, 2011, and also as more fully described in Items 1.01 and 2.01 above, in connection with the Merger Agreement, we sold 15,914,531 shares of our common stock to the Webxu Owners in exchange for 100% ownership of Webxu.  Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.  The issuance of the common stock to the Webxu Owners pursuant to the Merger Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof.  We made this determination based on the representations of the Webxu Owners, which included, in pertinent part, that such shareholders were either "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (or were holders of securities under one of our option plans), and that such shareholders were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that each owner understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.   .

Item 5.01	Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on July 27, 2011, in the Merger, we acquired the Webxu Group, which acquires and integrates consumer-oriented business in the customer acquisition and e-commerce industries, by entering into the Merger Agreement.  Under the Merger Agreement, we acquired all of the issued and outstanding shares of Webxu through the issuance of 15,914,531 restricted shares of our common stock to the Webxu Owners.  Immediately prior to the Merger, we had 9,696,000 shares of common stock outstanding.  In connection with this transaction, we will cancel 7,115,859 shares of our common stock pursuant to the Merger Agreement.  Immediately after the issuance of the shares to the Webxu Owners, we had 18,494,672 shares of common stock outstanding taking into effect the share cancellation.  As a result of this transaction, the Webxu Owners, which includes our CEO and CFO, became our controlling shareholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01, and 5.01 above, on July 27, 2011, in the Merger, we acquired the Webxu Group.  Reference is made to the disclosures set forth under Items 1.01, 2.01, and 5.01 of this Form 8-K, which disclosures are incorporated herein by reference.

Resignation of Officers and Directors

In connection with the Merger, Christine Tedesco and Michael Thomsen resigned as members of our board of directors.  Mrs. Tedesco’s resignation from the Board will be effective upon the Company’s compliance with the provisions of Section1 4(f) of the Securities Act and Rule 14(f)-1.  Mr. Thomsen’s resignation was effective immediately at the closing of the Merger.

Also in connection with the Merger, Mrs. Tedesco and Mr. Thomsen resigned from their positions of office with the Company effective at the closing of the Merger.  Mrs. Tedesco resigned as our President, Chief Executive Officer, Chief Financial Officer, and Treasurer, and Mr. Thomsen resigned as our Executive Vice President and Secretary.

Appointment of Officers

Effective July 27, 2011, the following persons were appointed as our newly appointed executive officers (individually, a “New Officer” and collectively, the “New Officers”):

Name	Age	Position
Matt Hill	37	Chairman of the Board, President, and Chief Executive Officer
Jeffrey Aaronson	54	Chief Financial Officer and Secretary

The New Officers have employment agreements with Webxu, which the Company plans to assume in the future and that are described under “Executive Compensation – Employment Agreements” above.  Other than the Merger and the transaction described under “Certain Relationships and Related Transactions, and Director Independence – Related Party Transactions of Webxu Group” under Item 2.01 above, there are no reportable related party transactions.

Descriptions of our New Officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers – Current Management.”

Election of Directors

In connection with the Merger, Matt Hill, Michael Warsinske, and John Ellis were elected as new members of our Board (individually, a “New Director” and collectively, the “New Directors”).  Mr. Hill was elected to the Board effective immediately at the closing of the Merger, and Mr. Warsinske’s and Mr. Ellis’ election to the Board will be effective upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act and Rule 14(f)-1 thereunder.

We agreed to compensate John Ellis in the amount of $500 per Board meeting.

Descriptions of our New Directors can be found in Item 2.01 above, in the section titled “Directors and Executive Officers – Current Management.”

Item 9.01	Financial Statement and Exhibits.

Reference is made to the Merger, as described in Item 1.01, which is incorporated herein by reference.  As a result of the closing of the Merger, our primary operations consist of the business and operations of the Webxu Group.  In the Merger, the Company is the accounting acquiree, and Webxu is the accounting acquirer.  Accordingly, we are presenting the financial statements of the Webxu Group.

(a)	Financial Statements of the Business Acquired

The audited financial statements of Webxu for the period of inception (July 16, 2010) through December 31, 2010 and the notes thereto are incorporated herein by reference to Exhibit 99.1 to this Form 8-K.  The unaudited financial statements of the Webxu Group for the three months ended March 31, 2011 and the notes thereto are incorporated herein by reference to Exhibit 99.2 to this Form 8-K.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among CST Holding Corp., CST Acquisition Corp., and WebXU, Inc., dated July 22, 2011 *

3.1	Articles of Incorporation, as amended (1)

3.2	Bylaws (1)

3.3	Statement of Merger, filed July 27, 2011 with the Secretary of State of Colorado *

3.4	Certificate of Merger, filed July 27, 2011 with the Secretary of State of Delaware *

10.1	Employment Agreement between WebXU, Inc. and Matt Hill, dated November 15, 2010 *

10.2	Employment Agreement between WebXU, Inc. and Jeffrey Aaronson, dated November 15, 2010 *

10.3	Pledge Agreement between RTW Holdings, LLC, Sunlight Ventures, LLC, Jeffrey Aaronson, Krishnan Ramaswami, WebXU, Inc., and Amy Atkinson, dated May 24, 2011 *

10.4	Bill of Sale; Assignment and Assumption Agreement between Kirkcaldy Group, LLC, Webxu, Inc., and Bonus Interactive, Inc., dated April 25, 2011 *

10.5	Indemnification Agreement between CST Holding Corp. and Christine Tedesco, dated July 22, 2011 *

10.6	Acquisition Agreement between Steve and Christine Tedesco and CST Holding Corp., dated July 22, 2011 *

17.1	Letter of Resignation from Christine Tedesco to the Board of Directors *

17.2	Letter of Resignation from Michael Thomsen to the Board of Directors *

21.1	List of Subsidiaries *

23.1	Consent Letter of Seale and Beers, CPAs *

99.1	Audited financial statements of Webxu, Inc. for the period of inception (July 16, 2010) through December 31, 2010, and accompanying notes to financial statements *

99.2	Unaudited consolidated financial statements of Webxu, Inc. for the three months ended March 31, 2011, and accompanying notes to financial statements *

*	Filed herewith.

(1)	Filed on January 24, 2008 as an exhibit to our Registration Statement on Form SB-2, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST HOLDING CORP.

Date: July 27, 2011	By:	/s/ Matt Hill
Matt Hill
President and Chief Executive Officer